Exhibit 10.6

AMENDMENT NO. 1

TO THE

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

2005 NONQUALIFIED DEFERRED COMPENSATION PLAN ADOPTION AGREEMENT ADOPTED ON MARCH 24, 2009

THIS IS AN AMENDMENT to Great-West Life & Annuity Insurance Company 2005 Nonqualified Deferred Compensation Plan Adoption Agreement adopted on March 24, 2009 (the “Adoption Agreement”).

The Adoption Agreement is amended to implement certain changes. This Amendment No. 1 is effective January 1, 2012.

1.

Section III of the Adoption Agreement is amended by deleting in its entirety the existing provision and by substituting the following:

III.           Eligibility

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan Sponsor should consult with counsel regarding eligibility under the “select group” standard.

An individual shall be an Eligible Individual as follows (select one or more):

(a)                                  ☒                                  If he or she is designated as an Eligible Individual by resolution of the President and C.E.O.

(b)                                 ☐                                    If he or she is designated, in writing, as an Eligible Individual by the Plan Administrator.  The Plan Administrator will not vote or act on any matter regarding eligibility that relates solely to himself or herself.

(c)                                  ☒                                  If he or she occupies one of the following positions:

Great-West Life & Annuity Company Vice Presidents and above (O level job grades); Sales Management employees (MS level job grades); High level sales independent contributors (ES4 and above job grades, ES3 job grade earning over 150k); Sr. level Management Employees (M and MI grades 42 and above).

(d)                                 ☐                                    If his or her Compensation for a Taxable Year is expected to be greater than $

(e)                                  ☐                                    If he or she is an Eligible Individual, as defined in III (a), (b) (c) or (d) above, of an Additional Adopting Plan Sponsor as listed on Exhibit A attached to this Adoption Agreement and is otherwise defined as an Eligible Individual under the Plan

This Amendment No.1 is signed to be effective as set forth herein.

Great-West Life & Annuity Insurance Company

By:	/s/ Graham McDonald	By:	/s/ Glen Derback

Name:	Graham McDonald	Name:	Glen Derback

Title:	SVP, Corporate Resources	Title:	SVP & Controller